UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14A


           Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [XX]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]	Preliminary Proxy Statement
[  ] Confidential, for use of the Commission Only
[  ] Definitive Proxy Statement
[XX]	Definitive Additional Materials
[  ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-2670

                         60 East 42nd St. Associates
              (Name of Registrant as Specified In Its Charter)


                  (Name of Person(s) Filing Proxy Statement,
                          if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[XX] 	No fee required

[  ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)      Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):

	4)	Proposed maximum aggregate value of transaction:

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[  ] 	Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:
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                          60 EAST 42ND ST. ASSOCIATES
                             c/o Wien & Malkin LLP
                               Lincoln Building
                             60 East 42nd Street
                        New York, New York 10165-0015










                                       August 19, 1999



TO NON-CONSENTING PARTICIPANTS IN 60 EAST 42ND STREET ASSOCIATES:

	Consents have now been received from almost 90% of the Participants in all Groups in response to the Agents' June 30, 1999 letter and Statement recommending the program for improvement and financing and authority for lease extension and refinancing.

	We have not yet received your consent, and we strongly recommend that you consent to the program. A duplicate consent form is enclosed for your convenience. Please promptly sign and return the consent in the self-addressed envelope.

        Should you have any question, please call one of my partners in Wien & Malkin LLP, Alvin Silverman, Stanley Katzman, or Thomas N. Keltner, Jr.



                                       Very truly yours,




                                       Peter L. Malkin